Exhibit 10.1

Execution Version

SECOND AMENDMENT

TO

SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

NEXPOINT REAL ESTATE FINANCE OPERATING PARTNERSHIP, L.P.

a Delaware limited partnership

THIS SECOND AMENDMENT (this “Amendment”) to the Second Amended and Restated Limited Partnership Agreement of NexPoint Real Estate Finance Operating Partnership, L.P. (the “Partnership”), dated as of October 1, 2025, is entered into by NexPoint Real Estate Finance OP GP, LLC, a Delaware limited liability company (the “General Partner”) on behalf of the Partnership pursuant to its agreement of limited partnership (as now or hereafter amended, restated, modified, supplemented, or replaced, the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement, unless the context shall otherwise require.

WHEREAS, the Partnership was formed on June 7, 2019 and the original agreement of limited partnership of the Partnership (the “Original Agreement”) was entered into as of June 10, 2019;

WHEREAS, the Original Agreement was amended and restated as of February 11, 2020 and subsequently amended on July 20, 2020, July 24, 2020, September 30, 2020, October 26, 2020 and March 31, 2021, further amended and restated on September 8, 2021 and subsequently amended on November 2, 2023;

WHEREAS, Section 4.2 of the Agreement authorizes the General Partner, following the direction and approval of the Board of Directors, to cause the Partnership from time to time to issue Partnership Units or other Partnership Interests, in each case in exchange for the contribution by such Person of property or other assets, in one or more classes, or one or more series of any of such classes, or otherwise with such designations, preferences, redemption and conversion rights and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partner Interests, all as shall be determined by the General Partner (following the direction and approval of the Board of Directors) subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership;

WHEREAS, the General Partner desires to (a) increase the number of authorized Series B Preferred Units (the “Additional Series B Preferred Units”) and (b) cause the Partnership to issue to NexPoint Real Estate Finance, Inc., a Maryland corporation (the “Company”), the Additional Series B Preferred Units from time to time in exchange for contribution by the Company of the net proceeds from its offering of 9.00% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share of the Company; and

WHEREAS, in accordance with Sections 4.2, 7.1, 14.1 and any other applicable sections of the Agreement, the General Partner has authorized the additional issuance of the Series B Preferred Units as set forth above and prepared and approved this Amendment, in each case following the direction and approval of the Board of Directors.

NOW THEREFORE, the General Partner, following the direction and approval of the Board of Directors, amends the Agreement as follows:

AGREEMENTS

Section 1. Terms and Conditions of Series B Preferred Units. The last sentence of Section 1 of Annex A of the Agreement is hereby deleted and replaced with the following: “The number of authorized Series B Preferred Units shall be 17,200,000.”

Section 2. Miscellaneous.

(a) Effect of Amendment. This Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Agreement. Except as specifically amended by this Amendment, all other provisions of the Agreement are hereby ratified and remain in full force and effect.

(b) Single Document. From and after the date hereof, all references to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment.

(c) Severability. In the event that any provision of this Amendment or the application of any provision of this Amendment is declared to be invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Amendment shall not be affected.

(d) Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

(e) Headings. The headings in this Amendment are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

GENERAL PARTNER

NexPoint Real Estate Finance OP GP, LLC, a Delaware limited liability company

By:	/s/ Paul Richards
Name: Paul Richards
Title: President, Secretary and Treasurer